Exhibit 3

BOSTON RESTAURANT ASSOCIATES, INC.

SUBSCRIPTION AGREEMENT

Boston Restaurant Associates, Inc.

Ladies and Gentlemen:

The undersigned (the “Subscriber”) understands that Boston Restaurant Associates, Inc., a Delaware corporation (the “Company”), desires to issue up to 1,176,500 shares of its Series A Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”) on the terms and conditions set forth below and  Subscriber desires to purchase the number of shares of Preferred Stock indicated next to Subscribers signature below (the “Shares”).

Accordingly, Subscriber and the Company hereby agree as follows:

1.             Subscription.  Subscriber hereby subscribes for and agrees to purchase the Shares from the Company.  The purchase price (the “Purchase Price”) for the Shares to be purchased hereunder by Subscriber is indicated next to Subscriber’s signature below ($0.85 per share).

2.             Purchase Procedure.

2.1           Subscriber acknowledges that, in order to subscribe for the Shares, Subscriber must, and does hereby, deliver to the Company:

2.1.1        A completed and executed counterpart of the Accredited Investor Certification and the Signature Page that are attached to this Agreement;

2.1.2        An executed counterpart of the Signature Page of the rights agreement by and between the Company, the Subscriber and certain other investors (the “Rights Agreement”).

2.1.3        A certified check, subject to collection, in an amount equal to the Purchase Price, made payable to the order of the Company, or a wire transfer in such amount to such bank account as shall be designated by the Company or with the Company’s prior approval, evidence of forgiveness of indebtedness of the Company.

2.2           Subject to the Company’s unconditional right to accept or reject the subscription contained herein, upon  receipt of the foregoing,  if the Company accepts the subscription, the Company shall promptly deliver to the Subscriber an executed counterpart of the Signature Page attached to this Agreement and a certificate registered in the name of Subscriber representing the Shares.  If the Company rejects the subscription, the Purchase Price will be returned to Subscriber in full without deduction or interest.

3.             Representations of  Subscriber.  By executing this Agreement, Subscriber represents, warrants, acknowledges and agrees as follows:

3.1           Subscriber acknowledges that he has carefully read and understands in their entirety (i) this Agreement; (ii) the Company’s annual report on Form 10-K for the fiscal year ended April 25, 2004, as filed with the Securities and Exchange Commission (the “SEC”); (iii) the Company’s Proxy Statement as filed with the SEC on August 9, 2004, (iv) the Company’s quarterly reports on Form 10-Q for the three month periods ended July 25, 2004 and  October 24, 2004 as filed with the SEC; (v) the Company’s Current Reports on Form 8-K as filed with the SEC on September 10, 2004, November 12, 2004 and November 15, 2004; and (vi) all information that Subscriber (together with  Subscriber’s advisers, and any purchaser representative) has deemed necessary or appropriate for deciding whether to subscribe for the Shares.   Subscriber acknowledges that he has relied on the information contained therein and has not been furnished with any other documents, offering literature, memorandum or prospectus.  The documents identified in (ii) and (iv) above are referred to herein as the “SEC Documents”.  Subscriber further acknowledges that Subscriber and his advisors (if any) have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Shares, the business, properties, prospects and financial condition of the Company.

3.2           Subscriber understands that (i) the Shares and the shares of Common Stock issuable upon the conversion of the Shares (the “Underlying Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, or the laws of any foreign jurisdiction; (ii) Subscriber cannot sell or transfer the Shares or the Underlying  Shares unless they are registered under the Securities Act and any applicable state securities laws or unless exemptions from such registration requirements are available; (iii) a legend will be placed on any certificate evidencing the Shares and the Underlying Shares stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sales thereof; (iv) the Company may place stop transfer instructions against the Shares and the Underlying Shares to restrict the transfer thereof; and (v) the Company has no obligations to register the Shares or the Underlying Shares (except as provided in the Rights Agreement) or assist Subscriber in obtaining an exemption from the various registration requirements.  Subscriber agrees not to resell the Shares or the Underlying Shares without compliance with the terms of this Agreement, the Securities Act and any applicable state or foreign securities laws.

3.3           Subscriber (i) is acquiring the Shares solely for his own account for investment purposes only and not with a view toward resale or distribution, either in whole or in part; and (ii) has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Shares to any other person.

3.4           Subscriber understands that an investment in the Shares involves substantial risks and Subscriber recognizes and understands the risks relating to the purchase of the Shares, including that Subscriber could lose the entire amount of his investment in the Shares.

3.5           Subscriber is an “accredited investor” (as that term is defined in Regulation D under the Securities Act), and has such knowledge and experience in financial and business matters generally that Subscriber is capable of evaluating the merits and risks of an investment in the Company.

3.6           Subscriber’s investment in the Company is reasonable in relation to Subscriber’s net worth and financial needs and Subscriber is able to bear the economic risk of losing such Subscriber’s entire investment in the Shares.

3.7           Subscriber understands that (i) the offering contemplated hereby has not been reviewed by any federal, state or other governmental body or agency; (ii) if required by the laws or regulations of said state(s) the offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration or exemption therefrom; and (iii) documents used in connection with this offering have not been reviewed or approved by any regulatory agency or government department, nor has any such agency or government department made any finding or determination as to the fairness of the Shares for investment.

3.8           Subscriber is aware that although the Company is a reporting issuer and its common stock is traded on the OTC Bulletin Board and the Boston Stock Exchange, there can be no assurance that a market for the Shares or the Underlying Shares will develop or be maintained, and, therefore, Subscriber may have to hold the Shares and the Underlying Shares indefinitely.  Subscriber has adequate means of providing for his current needs and personal and family contingencies, has no need for liquidity in the investment contemplated hereby.

3.9           All information which Subscriber has provided the Company concerning his financial position and knowledge of financial and business matters, is correct and complete as of the date hereof, and if there should be any change in such information, Subscriber will immediately provide the Company with such new information.  Subscriber agrees that financial and other information concerning Subscriber may be disclosed by the Company to any persons or entities that may enter into a transaction with the Company.

3.10         Subscriber is familiar with the nature and extent of the risks inherent in investments in unregistered securities and has determined, either personally or in consultation with  Subscriber’s attorney, that an investment in the Company is consistent with Subscriber’s investment objectives and income prospects.  Subscriber understands that the Company may need to obtain additional capital through debt and/or equity financing to implement its business plan; and that there can be no assurance that such financing will be obtained, or will be obtained on terms that are acceptable to the Company.

3.11         The Purchase Price was determined arbitrarily by the Company, does not bear any relationship to the assets, book value, results of operations, net worth, or other objective criteria of value applicable to the Company and should not be considered an indication of the actual value of the Company.

3.12         The Company has not retained any independent professionals to review or comment on this offering on behalf of, or to otherwise protect the interests of, Subscriber hereunder. Although the Company has retained its own counsel, neither such counsel nor any other counsel has made, on behalf of Subscriber, any independent examination of any factual matters represented by management herein or in the documents provided herewith, and Subscriber should not rely on the counsel retained by the Company with respect to any matters herein described.

3.13         The Company has not paid any dividends on its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

3.14         There can be no assurance that the Company will be able to operate profitably in the future.

3.15         Subscriber expressly acknowledges and understands that, in connection with the offer and sale of the Shares to Subscriber, the Company is relying upon Subscriber’s representations and warranties as contained in this Agreement.

3.16         Subscriber has not employed any broker, finder or similar agent and no person or entity with which he has had any dealings or communications of any kind is entitled to any brokerage, finder’s or placement fee or any similar compensation in connection with the purchase and sale of the Shares.

4.             Representations of Company.  The Company  hereby represents, warrants and agrees with  Subscriber as follows:

4.1           The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

4.2           The execution, delivery and performance of this Agreement by the Company has been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Shares has been duly taken and approved.

4.3           The Shares and Underlying Shares have been duly and validly authorized and when issued to Subscriber, in accordance with the terms hereof in the case of Shares, and upon the conversion of the Shares in accordance with the Certificate of Incorporation in the case of the Underlying Shares, will be duly and validly issued, fully paid and non-assessable.

4.4           As of their respective filing dates, the SEC Documents  complied in all material respects with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of filing.

5.             Indemnification.   Subscriber hereby agrees to indemnify and hold harmless the Company and the Company’s officers, directors, employees, agents, counsel and affiliates from and against any and all damages, losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) which they, or any of them, may incur by reason of such Subscriber’s failure to fulfill any of the terms and conditions of this Agreement or by reason of Subscriber’s breach of any of Subscriber’s representations and warranties contained herein.

6.             Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Delaware.

7.             Counterparts.  This Agreement may be executed in one or more counterparts.

8.             Persons Bound.  This Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and permitted assigns and on Subscriber and Subscriber’s respective heirs, executors, administrators, successors and permitted assigns.

9.             Entire Agreement.  This Agreement, when accepted by the Company, and the Rights Agreement will constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained.  This Agreement may not be modified, changed, waived or terminated other than by a writing executed by all the parties hereto.  No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

10.           Assignability.  Each of the parties hereto agrees that he, she or it may not assign any of his, her or its respective rights or obligations hereunder without the prior written consent of the other party hereto.

11.           Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, sent by certified, registered or express mail, postage prepaid, or by overnight courier to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

12.           Interpretation.

12.1         When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural, and vice versa, and masculine words shall include the feminine and neuter genders, and vice versa.

Captions are inserted for convenience only, are not a part of this Agreement, and shall not be used in the interpretation of this Agreement.

ACCREDITED INVESTOR CERTIFICATION

è  SUBSCRIBER MUST COMPLETE

13.           Subscriber hereby further represents and warrants (as indicated below by Subscriber’s initials):

A.            Accredited Investors:

Subscriber has initialed each category below which applies to Subscriber, in order to reflect that Subscriber is an “accredited investor” as defined in Rule 501(a) under the Act.

☐ (1)      An individual (i.e., not a Company, corporation or other such entity) whose net worth (see below for definition), or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

☐ (2)      An individual who had an income (see below for definition) in excess of $200,000 in each of the two most recent years or who had, together with that person’s spouse, a joint income in excess of $300,000 in each of those years and, in either case, who reasonably expects to reach the same income level in the current year;

☐ (3)      A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the limited Company interests being subscribed for in connection herewith, if the purchase is directed by a person with knowledge and experience in financial and business matters sufficient to evaluate the merits and risks of the proposed investment;

☐ (4)      A bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

☐ (5)      A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

☐ (6)      An insurance company as defined in Section 2(13) of the Securities Act;

☐ (7)      An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐ (8)      A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ (9)      A plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, which plan has total assets in excess of $5,000,000;

☐ (10)    An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if any one of the following criteria is satisfied:  (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or (ii) the employee benefit plan has total assets in excess of $5,000,000 or (iii) if a self-directed plan, the investment decisions are made solely by persons that are accredited investors as defined under Rule 501 promulgated under the Securities Act;

☐ (11)    A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

☐ (12)    An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a Company, not formed for the specific purpose of acquiring the limited Company interests subscribed for hereby, with total assets in excess of $5,000,000.

[signatures on next page]

SUBSCRIBER SIGNATURE PAGE

Manner in Which Title is to be Held. (check one)

☐ Individual Ownership

☐ Community Property

☐ Joint Tenant with Right of Survivorship (both parties must sign)

☐ Partnership

☐ Tenants in common

☐ Corporation

☐ Trust

☐ Other (please indicate)

Dated:
SUBSCRIBER

Name(s) Typed or Printed	No. of shares of Preferred Stock for which Subscriber subscribed

Signature	Aggregate Purchase Price
Name:	Please wire funds to:
Title:	Bank:	Eastern Bank
	ABA:	011301798
	City:	Lynn
	State:	Massachusetts
	Account#:	600242256
	Account Name:	Brown Rudnick Berlack Israels LLP
Client Trust Fund
OR
	Send Check Payable to:	Brown Rudnick Berlack Israels LLP, as Escrow Agent for Boston Restaurant Associates, Inc

	Attention:	Samuel Williams, Esquire Brown Rudnick Berlack Israels LLP One Financial Center Boston, MA 02111

Residence or Mailing Address:

Address to Which Correspondence Should be Directed

City, State and Zip Code

Tax Identification or
Social Security Number

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

BOSTON RESTAURANT ASSOCIATES, INC.

Dated:	By: